UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 20, 2022
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2022, Carrols Restaurant Group, Inc. (the “Company”) entered into a Preferred Stock Exchange Agreement (the “Exchange Agreement”) with two wholly-owned indirect subsidiaries of Restaurant Brands International, Inc. (“RBI”) and Restaurant Brands International Limited Partnership (“RBI LP”) (collectively, such subsidiaries are referred to herein as the “Investors”). Pursuant to the terms of the Exchange Agreement, the Investors exchanged (the “Exchange”) 93 shares and 7 shares (collectively, the “Series B Shares”), respectively, of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), for 93 shares and 7 shares (collectively, the “Series D Shares”), respectively, of the Company’s newly issued Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). The powers, preferences and rights of the Series D Shares are substantially similar to those of the Series B Shares (including, without limitation, that the Series D Shares are convertible into the same number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on an as-converted basis as the Series B Shares), except that the Series D Shares may be transferred by the Holders to certain other entities that are both the franchisor of the Burger King brand or an affiliate thereof and a wholly-owned direct or indirect subsidiary of either RBI or RBI LP, each an indirect parent of the Investors, without the termination of the Rights (as defined below) that were previously granted to Burger King Corporation (“BKC”) or an entity that was both an affiliate of BKC and a wholly-owned direct or indirect subsidiary of RBI or RBI LP pursuant to the Certificate of Designation of the Series B Preferred Stock (the “Series B Certificate of Designation”) as further described in “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” which is incorporated by reference in this Item 1.01. The Exchange Agreement also provides that the Company’s Common Stock issuable to the Investors upon the conversion of the Series D Shares are to be included as “Registrable Securities” as defined in the Registration Rights Agreement, dated May 30, 2012, by and between the Company and BKC, and which provides for certain registration rights for the shares of the Company’s Common Stock.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On December 20, 2022, in connection with the Exchange, the Company (i) issued 93 shares and 7 shares of Series D Preferred Stock to the Investors, respectively, pursuant to a Certificate of Designation of Series D Preferred Stock dated December 20, 2022 (the “Series D Certificate of Designation”), and (ii) upon receipt of the 100 Series B Shares collectively owned by the Investors, which constitute all of the shares of Series B Preferred Stock issued and outstanding, retired the Series B Preferred Stock, each as further described in “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” which is incorporated by reference in this Item 3.03.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 20, 2022, in connection with the Exchange, (i) Matthew Dunnigan, Chief Financial Officer of RBI, and Thomas B. Curtis, President, Burger King U.S. and Canada, each a Class B Member of the Company’s Board of Directors (the “Board”) elected to the Board by the Investors as the holders of the Series B Shares pursuant to the terms of the Series B Certificate of Designation, resigned as a Class B Member of the Board immediately prior to the Exchange, and (ii) immediately after the issuance of the Series D Shares to the Investors pursuant to the terms of the Exchange Agreement, Matthew Dunnigan and Thomas B. Curtis were each appointed as a Class D Member of the Board by the Investors as the

holders of the Series D Shares. Messrs. Dunnigan and Curtis were appointed to the Board pursuant to the Investors’ right to elect Board members as set forth in the Series D Certificate of Designation, which is further described in “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” below and is incorporated by reference herein. Such resignations were not due to any disagreement with the Company but were solely for the purposes of effectuating the Exchange. Consequently, as a result of the Exchange, the composition of the Board has, in effect, remained unchanged except that Messrs. Dunnigan and Curtis are now Class D Members of the Board instead of Class B Members of the Board. Other than their roles as executive officers of RBI and its affiliates, including their roles as executive officers and/or directors, as applicable, of the Investors, which own approximately 15.0% of the equity interests of the Company on an as-converted basis in the form of Series D Shares, Messrs. Dunnigan and Curtis do not have any other relationship with the Company that would be required to be reported under Item 404 of Regulation S-K.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Issuance of Series D Preferred Stock and the Powers, Preferences and Rights Thereof

On December 20, 2022, in connection with the Exchange, the Company issued 93 shares and 7 shares of Series D Preferred Stock to the Investors, respectively, pursuant to the Series D Certificate of Designation filed with the Secretary of State of Delaware on December 20, 2022 as part of the Company’s Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware. Each of the Series D Shares is convertible into 94,145.80 shares of the Company’s Common Stock, or an aggregate of 9,414,580 shares of Common Stock, constituting approximately 15.0% of the outstanding shares of Common Stock (the “Conversion Shares”) of the Company on an as-converted basis after giving effect to the issuance of the Series D Preferred Stock (which is the exact same number of shares of Common Stock that the Series B Shares were convertible into).

The Series D Certificate of Designation provides that the Investors will have certain rights (collectively, the “Rights”), including approval rights, so long as they collectively own greater than 7.5% of the outstanding shares of the Common Stock (on an as-converted basis) with regards to, among other things: (a) modifying the Company’s organizational documents; (b) amending the size of the Company’s Board of Directors; (c) authorizing or consummating any liquidation event (as defined in the Series D Certificate of Designation), except as permitted pursuant to the Amended and Restated Area Development Agreement among the Company, Carrols LLC and BKC, dated as of January 4, 2021; (d) engaging in any business other than the ownership, operation, development and acquisition of Burger King and Popeyes restaurants, except following a bankruptcy filing, reorganization or insolvency proceeding by or against RBI, BKC LLC or Popeyes Louisiana Kitchen, Inc. or their respective successors or assigns, which filing has not been dismissed within 60 days; (g) issuing, in any single transaction or series of related transactions, shares of Common Stock in an amount exceeding 35% of the total number of shares of Common Stock outstanding immediately prior to the time of such issuance; and (h) paying any special cash dividend. The Series D Preferred Stock will vote with the Common Stock on an as-converted basis and will provide for the right of the Investors to elect two members of the Company’s Board of Directors as Class D members until the date on which the number of shares of Common Stock into which the outstanding shares of Series D Preferred Stock held by the Investors are then convertible constitutes less than 11.5% of the total number of outstanding shares of Common Stock (the “Director Step-Down Date”). From the Director Step-Down Date to the date on which the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock held by the Investors are then convertible constitute less than 7.5% of the total number of outstanding shares of Common Stock, the Investors will have the right to elect one member to the Company’s Board of Directors as a Class D member. The Series D Preferred Stock will rank senior to the Common Stock with respect to rights on liquidation, winding-up and dissolution of the Company. The Series D Preferred Stock will receive dividends and amounts upon a liquidation event (as defined in the Series D Certificate of Designation) on an as-converted basis. The foregoing description of the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the form of Series D Certificate of Designation which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Retirement of Series B Preferred Stock

On December 20, 2022, in connection with the Exchange and immediately after the receipt of the 100 shares of Series B Preferred Stock collectively from the Investors, the Company filed the Certificate of Retirement of Series B Convertible Preferred Stock of the Company (the “Certificate of Retirement”) with the Secretary of State of Delaware as part of the Company’s Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware. The Certificate of Retirement permanently retires the Series B Preferred Stock and eliminates all references to the Series B Preferred Stock from the Company’s Certificate of Incorporation.

The foregoing description of the Certificate of Retirement does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Retirement which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
3.1	Form of Carrols Restaurant Group, Inc. Certificate of Designation of Series D Convertible Preferred Stock
3.2	Form of Carrols Restaurant Group, Inc. Certificate of Retirement of Series B Convertible Preferred Stock
10.1	Preferred Stock Exchange Agreement among Carrols Restaurant Group, Inc., Blue Holdco 1, LLC and Burger King Company LLC, dated as of December 20, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2022

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Jared L. Landaw
Name:	Jared L. Landaw
Title:	Vice President, General Counsel and Secretary